Retail Opportunity Investments Corp.                 TRADED: NASDAQ: ROIC
11250 El Camino Real, Suite 200
San Diego, CA 92130

FOR IMMEDIATE RELEASE
Tuesday October 23, 2018

Retail Opportunity Investments Corp. Reports
2018 Third Quarter Results
San Diego, CA, October 23, 2018 - Retail Opportunity Investments Corp. (NASDAQ:ROIC) announced today financial and operating results for the three and nine months ended September 30, 2018.
HIGHLIGHTS
▪$14.2 million of net income attributable to common stockholders ($0.12 per diluted share)
▪$35.1 million of Funds From Operations(1) ($0.28 per diluted share)
▪97.8% portfolio lease rate at September 30, 2018
▪17.1% increase in same-space comparative cash rents on new leases (8.6% on renewals)
▪2.5% increase in same-center cash net operating income (3Q’18 vs. 3Q’17)
▪$5.0 million redevelopment site acquired
▪$28.0 million shopping center disposition
▪$24.2 million of common equity raised through ATM program
▪$64.0 million debt reduction (9/30/18 vs. 6/30/18)
▪$0.1950 per share quarterly cash dividend paid
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(1) A reconciliation of GAAP net income to Funds From Operations (FFO) is provided at the end of this press release.
Stuart A. Tanz, President and Chief Executive Officer of Retail Opportunity Investments Corp. stated, “Demand for space across our portfolio remains robust and we continue to work hard at making the most of it. During the third quarter we increased our portfolio lease rate to a new record high for the company, and again achieved growth in same-center NOI and same-space releasing spreads.” Tanz added, “Along with advancing portfolio operations, we also strengthened our financial position, raising equity during the third quarter while retiring mortgage debt and reducing our credit line balance. We look forward to a solid finish to 2018.”
FINANCIAL SUMMARY
For the three months ended September 30, 2018, GAAP net income attributable to common stockholders was $14.2 million, or $0.12 per diluted share, as compared to GAAP net income attributable to common stockholders of $9.1 million, or $0.08 per diluted share, for the three months ended September 30, 2017. For the nine months ended September 30, 2018, GAAP net income attributable to common stockholders was $32.2 million, or $0.28 per diluted share, as compared to GAAP net income attributable to common stockholders of $27.6 million, or $0.25 per diluted share, for the nine months ended September 30, 2017.

FFO for the third quarter of 2018 was $35.1 million, or $0.28 per diluted share, as compared to $34.8 million in FFO, or $0.29 per diluted share for the third quarter of 2017. FFO for the first nine months of 2018 was $105.6 million, or $0.85 per diluted share, as compared to $101.9 million in FFO, or $0.84 per diluted share for the first nine months of 2017. ROIC reports FFO as a supplemental performance measure in accordance with the definition set forth by the National Association of Real Estate Investment Trusts. A reconciliation of GAAP net income to FFO is provided at the end of this press release.

At September 30, 2018, ROIC had a total market capitalization of approximately $3.8 billion with approximately $1.5 billion of principal debt outstanding, equating to a 38.8% debt-to-total market capitalization ratio. ROIC’s debt outstanding was comprised of $86.8 million of mortgage debt and approximately $1.4 billion of unsecured debt, including $137.0 million outstanding on its unsecured credit facility at September 30, 2018. For the third quarter of 2018, ROIC’s interest coverage was 3.3 times and 94.7% of its portfolio was unencumbered (based on gross leasable area) at September 30, 2018.
ACQUISITION & DISPOSITION SUMMARY
During the third quarter of 2018, ROIC acquired for $5.0 million a redevelopment site adjacent to an existing ROIC grocery-anchored shopping center located in Pinole, California, within the San Francisco metropolitan area. In addition, during the third quarter of 2018, ROIC sold Round Hill Square Shopping Center for $28.0 million, recognizing a gain on sale of $5.9 million.
PROPERTY OPERATIONS SUMMARY
At September 30, 2018, ROIC’s portfolio was 97.8% leased. For the third quarter of 2018, same-center net operating income (NOI) was $45.2 million, as compared to $44.1 million in same-center NOI for the third quarter of 2017, representing a 2.5% increase. The third quarter of 2018 same-center NOI included a $0.2 million one-time expense in connection with an anchor space recapture initiative. For the first nine months of 2018, same-center NOI was $128.1 million, as compared to $124.8 million of same-center NOI for the first nine months of 2017, representing a 2.6% increase. ROIC reports same-center NOI on a cash basis. A reconciliation of GAAP operating income to same-center NOI is provided at the end of this press release.
During the third quarter of 2018, ROIC executed 106 leases, totaling 442,651 square feet, including 48 new leases, totaling 138,733 square feet, achieving a 17.1% increase in same-space comparative base rent, and 58 renewed leases, totaling 303,918 square feet, achieving an 8.6% increase in base rent. ROIC reports same-space comparative base rent on a cash basis.
CAPITAL MARKETS SUMMARY
During the third quarter of 2018, ROIC issued approximately 1.25 million shares of common stock through its ATM program, raising $24.2 million in gross proceeds.
CASH DIVIDEND
On September 27, 2018, ROIC distributed a $0.1950 per share cash dividend. On October 23, 2018, ROIC’s board of directors declared a cash dividend of $0.1950 per share, payable on December 28, 2018 to stockholders of record on December 14, 2018.

2018 FFO GUIDANCE
ROIC currently estimates that FFO for the full year 2018 will be within the range of $1.13 to $1.15 per diluted share, and net income will be within the range of $0.36 to $0.37 per diluted share. The following table provides a reconciliation of GAAP net income to FFO (in thousands, except per share data).

	Year Ended December 31, 2018
	Low End	High End
GAAP net income applicable to stockholders	$40,722	$41,600
Plus: Depreciation and amortization	101,873	103,401
Less: Gain on sale of real estate	(5,890)	(5,890)
Funds from operations (FFO) – basic	136,705	139,111
Net income attributable to non-controlling interests	4,178	4,265
Funds from operations (FFO) – diluted	$140,883	$143,376

Diluted Shares	124,675	124,675

Earnings per share (diluted)	$0.36	$0.37
FFO per share (diluted)	$1.13	$1.15

ROIC’s estimates are based on numerous underlying assumptions. ROIC’s management will discuss the company’s guidance and underlying assumption on its October 24, 2018 conference call. ROIC’s guidance is a forward-looking statement and is subject to risks and other factors described elsewhere in this press release.
CONFERENCE CALL
ROIC will conduct a conference call and audio webcast to discuss its results on Wednesday, October 24, 2018 at 9:00a.m. Eastern Time / 6:00 a.m. Pacific Time. Those interested in participating in the conference call should dial (877) 312-8783 (domestic), or (408) 940-3874 (international) at least ten minutes prior to the scheduled start of the call. When prompted, provide the Conference ID: 7393596. A live webcast will also be available in listen-only mode at http://www.roireit.net/. The conference call will be recorded and available for replay beginning at 12:00 p.m. Eastern Time on October 24, 2018 and will be available until 12:00a.m. Eastern Time on October 31, 2018. To access the conference call recording, dial (855) 859-2056 (domestic) or (404) 537-3406 (international) and use the Conference ID: 7393596. The conference call will also be archived on http://www.roireit.net/ for approximately 90 days.
ABOUT RETAIL OPPORTUNITY INVESTMENTS CORP.
Retail Opportunity Investments Corp. (NASDAQ: ROIC), is a fully-integrated, self-managed real estate investment trust (REIT) that specializes in the acquisition, ownership and management of grocery-anchored shopping centers located in densely-populated, metropolitan markets across the West Coast.  As of September 30, 2018, ROIC owned 91 shopping centers encompassing approximately 10.5 million square feet.  ROIC is the largest publicly-traded, grocery-anchored shopping center REIT focused exclusively on the West Coast.  ROIC is a member of the S&P SmallCap 600 Index and has investment-grade corporate debt ratings from Moody's Investor Services and Standard & Poor's.  Additional information is available at: www.roireit.net.

When used herein, the words "believes," "anticipates," "projects," "should," "estimates," "expects," “guidance” and similar expressions are intended to identify forward-looking statements with the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and in Section 21F of the Securities and Exchange Act of 1934, as amended. Certain statements contained herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results of ROIC to differ materially from future results expressed or implied by such forward-looking statements. Information regarding such risks and factors is described in ROIC's filings with the SEC, including its most recent Annual Report on Form 10-K, which is available at: www.roireit.net.

RETAIL OPPORTUNITY INVESTMENTS CORP.
Consolidated Balance Sheets
(In thousands, except share data)

	September 30, 2018 (unaudited)	December 31, 2017
ASSETS
Real Estate Investments:
Land	$894,148	$878,797
Building and improvements	2,256,495	2,230,600
	3,150,643	3,109,397
Less: accumulated depreciation	309,066	260,115
Real Estate Investments, net	2,841,577	2,849,282
Cash and cash equivalents	3,046	11,553
Restricted cash	1,611	5,412
Tenant and other receivables, net	45,243	43,257
Deposits	—	500
Acquired lease intangible assets, net	75,493	82,778
Prepaid expenses	1,244	2,853
Deferred charges, net	34,956	37,167
Other	11,365	6,396
Total assets	$3,014,535	$3,039,198

LIABILITIES AND EQUITY
Liabilities:
Term loan	$299,014	$298,816
Credit facility	134,474	140,329
Senior Notes	941,104	940,086
Mortgage notes payable	88,754	107,915
Acquired lease intangible liabilities, net	170,079	178,984
Accounts payable and accrued expenses	31,664	18,638
Tenants’ security deposits	7,054	6,771
Other liabilities	16,809	18,018
Total liabilities	1,688,952	1,709,557

Commitments and contingencies

Equity:
Preferred stock, $0.0001 par value 50,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.0001 par value, 500,000,000 shares authorized; 113,984,835 and 112,347,451 shares issued and outstanding at September 30, 2018 and December 31, 2017, respectively	11	11
Additional paid-in capital	1,439,548	1,412,590
Dividends in excess of earnings	(244,690)	(210,490)
Accumulated other comprehensive income	7,980	1,856
Total Retail Opportunity Investments Corp. stockholders’ equity	1,202,849	1,203,967
Non-controlling interests	122,734	125,674
Total equity	1,325,583	1,329,641
Total liabilities and equity	$3,014,535	$3,039,198

RETAIL OPPORTUNITY INVESTMENTS CORP.
Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Revenues
Base rents	$56,573	$52,871	$167,000	$154,878
Recoveries from tenants	16,455	14,210	49,087	43,100
Other income	876	885	4,553	2,528
Total revenues	73,904	67,966	220,640	200,506

Operating expenses
Property operating	11,150	9,702	32,645	28,630
Property taxes	8,255	7,086	23,988	21,801
Depreciation and amortization	25,335	24,627	75,883	71,330
General and administrative expenses	3,770	3,475	11,291	10,790
Acquisition transaction costs	—	—	—	4
Other expense	46	41	389	316
Total operating expenses	48,556	44,931	144,196	132,871

Operating income	25,348	23,035	76,444	67,635
Non-operating expenses
Interest expense and other finance expenses	(15,591)	(12,908)	(46,761)	(37,060)
Gain on sale of real estate	5,890	—	5,890	—
Net income	15,647	10,127	35,573	30,575
Net income attributable to non-controlling interests	(1,453)	(978)	(3,338)	(2,947)
Net Income Attributable to Retail Opportunity Investments Corp.	$14,194	$9,149	$32,235	$27,628

Earnings per share – basic and diluted	$0.12	$0.08	$0.28	$0.25

Dividends per common share	$0.1950	$0.1875	$0.5850	$0.5625

CALCULATION OF FUNDS FROM OPERATIONS
(Unaudited)
(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Net income attributable to ROIC	$14,194	$9,149	$32,235	$27,628
Plus: Depreciation and amortization	25,335	24,627	75,883	71,330
Less: Gain on sale of real estate	(5,890)	—	(5,890)	—
Funds from operations – basic	33,639	33,776	102,228	98,958
Net income attributable to non-controlling interests	1,453	978	3,338	2,947
Funds from operations – diluted	$35,092	$34,754	$105,566	$101,905

SAME-CENTER CASH NET OPERATING INCOME ANALYSIS
(Unaudited)
(In thousands, except number of shopping centers and percentages)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2018	2017	$ Change	% Change	2018	2017	$ Change	% Change
Number of shopping centers included in same-center analysis	83	83			78	78
Same-center occupancy	97.8%	97.3%		0.5%	97.8%	97.4%		0.4%

Revenues:
Base rents	$47,283	$45,988	$1,295	2.8%	$133,180	$129,496	$3,684	2.8%
Percentage rent	89	101	(12)	(11.9)%	265	404	(139)	(34.4)%
Recoveries from tenants	15,309	13,894	1,415	10.2%	42,952	40,993	1,959	4.8%
Other property income	817	803	14	1.7%	1,886	2,437	(551)	(22.6)%
Total Revenues	63,498	60,786	2,712	4.5%	178,283	173,330	4,953	2.9%
Operating Expenses
Property operating expenses	10,280	9,249	1,031	11.1%	28,810	26,738	2,072	7.7%
Bad debt expense	405	454	(49)	(10.8)%	711	1,186	(475)	(40.1)%
Property taxes	7,597	6,953	644	9.3%	20,695	20,632	63	0.3%
Total Operating Expenses	18,282	16,656	1,626	9.8%	50,216	48,556	1,660	3.4%
Same-Center Cash Net Operating Income	$45,216	$44,130	$1,086	2.5%	$128,067	$124,774	$3,293	2.6%

SAME-CENTER CASH NET OPERATING INCOME RECONCILIATION
(Unaudited)
(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
GAAP operating income	$25,348	$23,035	$76,444	$67,635
Depreciation and amortization	25,335	24,627	75,883	71,330
General and administrative expenses	3,770	3,475	11,291	10,790
Acquisition transaction costs	—	—	—	4
Other expense	46	41	389	316
Property revenues and other expenses (1)	(5,184)	(5,811)	(15,117)	(17,041)
Total Company cash NOI	49,315	45,367	148,890	133,034
Non same-center cash NOI	(4,099)	(1,237)	(20,823)	(8,260)
Same-center cash NOI	$45,216	$44,130	$128,067	$124,774

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(1)
Includes straight-line rents, amortization of above and below-market lease intangibles, anchor lease termination fees, net of contractual amounts, and expense and recovery adjustments related to prior periods.

NON-GAAP DISCLOSURES
Funds from operations (“FFO”), is a widely recognized non-GAAP financial measure for REITs that the Company believes when considered with financial statements presented in accordance with GAAP, provides additional and useful means to assess its financial performance. FFO is frequently used by securities analysts, investors and other interested parties to evaluate the performance of REITs, most of which present FFO along with net income as calculated in accordance with GAAP. The Company computes FFO in accordance with the “White Paper” on FFO published by the National Association of Real Estate Investment Trusts (“NAREIT”), which defines FFO as net income attributable to common stockholders (determined in accordance with GAAP) excluding gains or losses from debt restructuring, sales of depreciable property and impairments, plus real estate related depreciation and amortization, and after adjustments for partnerships and unconsolidated joint ventures.
The Company uses cash net operating income (“NOI”) internally to evaluate and compare the operating performance of the Company’s properties. The Company believes cash NOI provides useful information to investors regarding the Company’s financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level, and when compared across periods, can be used to determine trends in earnings of the Company’s properties as this measure is not affected by the non-cash revenue and expense recognition items, the cost of the Company’s funding, the impact of depreciation and amortization expenses, gains or losses from the acquisition and sale of operating real estate assets, general and administrative expenses or other gains and losses that relate to the Company’s ownership of properties. The Company believes the exclusion of these items from operating income is useful because the resulting measure captures the actual revenue generated and actual expenses incurred in operating the Company’s properties as well as trends in occupancy rates, rental rates and operating costs. Cash NOI is a measure of the operating performance of the Company’s properties but does not measure the Company’s performance as a whole and is therefore not a substitute for net income or operating income as computed in accordance with GAAP. The Company defines cash NOI as operating revenues (base rent and recoveries from tenants), less property and related expenses (property operating expenses and property taxes), adjusted for non-cash revenue and operating expense items such as straight-line rent and amortization of lease intangibles, debt-related expenses and other adjustments. Cash NOI also excludes general and administrative expenses, depreciation and amortization, acquisition transaction costs, other expense, interest expense, gains and losses from property acquisitions and dispositions, extraordinary items, tenant improvements and leasing commissions. Other REITs may use different methodologies for calculating cash NOI, and accordingly, the Company’s cash NOI may not be comparable to other REITs.

Contact:
Ashley Rubino, Investor Relations
858-255-4913
arubino@roireit.net